Proxy Card	DANA LARGE CAP CORE FUND a series of Epiphany Funds SPECIAL MEETING OF SHAREHOLDERS — OCTOBER 22, 2013	Proxy Card

The undersigned hereby constitutes and appoints Samuel J. Saladino III, or his designees, with power of substitution and re-substitution, as proxy to appear and vote all of the shares of beneficial interest in the name of the undersigned on the record date of the Special Meeting of shareholders of the Dana Large Cap Core Fund (the “Fund”), a series of Epiphany Funds (the “Trust”), or at any adjournment thereof; and the undersigned hereby instructs said proxy to vote as indicated on this proxy card. The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorney and proxy, may lawfully do by virtue thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES.

PLEASE VOTE, SIGN AND DATE THIS VOTING INSTRUCTION AND RETURN IT IN THE ENCLOSED ENVELOPE.

THESE VOTING INSTRUCTIONS WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED “FOR” THE PROPOSAL.

Date

Signature	(Sign in the Box)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Your vote is important - please vote your shares promptly.

                                                                      Please fill in box(es) as shown using black or blue ink or number 2 pencil.  ☒

PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees recommends you vote FOR the following proposal:

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization that provides for (i) the transfer of all of the assets and liabilities of the Dana Large Cap Core Fund in exchange for shares of the Dana Large Cap Equity Fund (“Acquiring Fund”), a series of the Valued Advisers Trust; and (ii) the distribution of shares of the Acquiring Fund so received to shareholders of the Fund.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.	☐	☐	☐

IMPORTANT

IN ORDER TO AVOID THE DELAY AND EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE BELOW BEFORE MAILING.